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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

NAME OF SUBSIDIARY                                JURISDICTION         DOING BUSINESS AS
------------------                               --------------   ---------------------------
Illumina UK, Limited...........................  United Kingdom   Illumina UK, Limited.
Illumina GmbH..................................  Germany          Illumina GmbH
Illumina K.K. .................................  Japan            Illumina K.K.
Illumina Singapore Pte. Ltd. ..................  Singapore        Illumina Singapore Pte. Ltd

All listed subsidiaries are wholly owned subsidiaries of Illumina, Inc.